UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Earliest event reported) June 30, 2005

                           BIOPHAN TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

           Nevada                     0-26057                  82-0507874
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(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              file number)           Identification No.)


    150 Lucius Gordon Drive, Suite 215
            West Henrietta, New York                            14586
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   (Address of principal executive offices)                   (Zip code)

                                 (585) 214-2441
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                         (Registrant's telephone number
                              including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

      On June 30, 2005, we entered into a licensing agreement and an investment agreement with Boston Scientific Scimed, Inc. ("BSS"), an affiliate of Boston Scientific Corporation, in connection with the licensing of our technology to BSS. We refer to the licensing and investment agreements together as the "Agreements."

      The license agreement grants BSS licenses covering patents related to our Magnetic Resonance Imaging ("MRI") safety and image compatibility technologies. The license agreement provides for both exclusive and non-exclusive product categories and grants BSS certain rights to sublicense the technologies covered in the license agreement. Under the license agreement, BSS is obligated to pay to us an upfront license fee of $750,000 and annual license maintenance fees. In addition, BSS will be required to make certain milestone payments to us upon the launch of a commercial product based upon the licensed technologies. The license agreement also provides for the payment of certain royalty payments to us for the sale of products by BSS based upon the licensed technologies. The license agreement also provides for payments to us in the event that BSS sublicenses the technologies subject to the license agreement.

      Additionally, BSS has a right of first negotiation on any new technology we acquire in the area of MRI safety and image compatability related to products covered by the license. At the request of BSS we have agreed to keep all other details of the transaction confidential, including product catgories, royalty rates, annual minimums and investor payments.

      In connection with the license agreement, we also entered into an investment agreement with BSS. The investment agreement calls for the purchase by BSS of shares of our common stock for a total purchase price of $5 million; the shares will be priced at 110% of the average of the closing price for the 30 calendar-day period prior to the closing. The closing date for the purchase and sale of our shares under the investment agreement will occur following the satisfaction of certain conditions, including the completion of certain due diligence matters by BSS. We have agreed to prepare and file a registration statement with the Securities and Exchange Commission to register the shares for resale by BSS.

      The Agreements may be terminated upon the occurrence of certain events, including, a material breach that is not cured; if BSS fails to pay the $750,000 upfront license fee or fails to pay the full purchase price of the shares subject to the investment agreement on or before August 15, 2005; or in the event that royalty fees due under the license agreement are not paid. BSS may terminate the license agreement at any time upon ninety days prior written notice.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BIOPHAN TECHNOLOGIES, INC.


                                               /s/ Robert J. Wood
         Date: July 7, 2005                   --------------------------
                                                       (Signature)

                                               Robert J. Wood
                                               CFO, Treasurer, Secretary
                                               (Principal Accounting and
                                                 Financial Officer)